UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 24, 2012

ASHFORD HOSPITALITY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-31775	86-1062192
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas		75254
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code (972) 490-9600

Check the appropriated box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On September 24, 2012, Ashford Hospitality Trust, Inc. (the “Company”), exercised its right to increase the revolving commitment under the Credit Agreement, dated September 26, 2011 (the “Credit Agreement”), between the Company, Ashford Hospitality Limited Partnership and several subsidiaries of the Company party to the Credit Agreement. The Credit Agreement was revised, pursuant to a notice letter executed by the Company, Bank of America, N.A. and KeyBank National Association, as agent for the lenders, to (i) add Bank of America, N.A. as an additional member of the syndicate of banks supporting the facility and (ii) increase the revolving commitment under the Credit Agreement from $145 million to $165 million. The remaining terms of the Credit Agreement remain unchanged.

ITEM 2.03     CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.
ITEM 7.01     REGULATION FD DISCLOSURE
On September 26, 2012, the Company issued a press release announcing an expansion of its credit facility to increase the Company’s borrowing capacity from $145 million to $165 million and to add Bank of America, N.A. as an additional member of the syndicate of banks supporting the facility. A copy of the press release is attached hereto as Exhibit 99.1
ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS
(b) Exhibits
99.1    Press Release, issued by Ashford Hospitality Trust, Inc. on September 26, 2012.
The information contained in the press release attached as Exhibit 99.1 to this report shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. Furthermore, the information contained in the press release attached as Exhibit 99.1 to this report shall not be deemed to be incorporated by reference in the filings of the registrant under the Securities Act of 1933.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 26, 2012

ASHFORD HOSPITALITY TRUST, INC.

By: /s/ DAVID A. BROOKS
David A. Brooks
Chief Operating Officer and General Counsel